Exhibit 10.12

AWARD AGREEMENT FOR RESTRICTED SHARES

UNDER THE

FIVE BELOW, INC. EQUITY INCENTIVE PLAN

THIS AWARD AGREEMENT FOR RESTRICTED SHARES (this “Agreement”) is made between Five Below, Inc. (the “Company”) and [insert name] (the “Grantee”).

WHEREAS, the Grantee previously entered into one or more Non-Qualified Stock Option Agreements (copies of which are attached as Exhibit A and collectively, the “Option Agreements”) under the Five Below, Inc. Equity Incentive Plan (the “Plan”) pursuant to which the Grantee was awarded a stock option to purchase a number of shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, pursuant to (a) the Company’s Notice and Information Statement for Option Holders, dated September 10, 2010 (“Information Statement”), and (b) the terms of the Option Agreements, as amended by the exercise notice executed by the Grantee effective as of the record date (as such term is described in such exercise notice) (which notice is incorporated by reference herein, the “Exercise Notice”), the Grantee is permitted to exercise the unvested portion of his or her stock options to purchase the restricted shares of Common Stock subject to the Option Agreements, provided the Grantee enters into this Agreement with the Company.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Purchase of Stock. Effective on the record date declared by the Board as stated in the Information Statement (the “Effective Date”), pursuant to the Plan, the Option Agreements and the Exercise Notice, in exchange for an immediate, single sum cash payment equal to the Purchase Price set forth on Schedule I to this Agreement, the Company hereby sells the Grantee the number of Shares set forth on Schedule I to this Agreement (the “Restricted Shares”), subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

2. Vesting of Restricted Shares.

(a) Vesting Schedule; Repurchase. The Restricted Shares continue to be subject to the vesting conditions set forth in the applicable Option Agreements. Such vesting conditions are set forth on Schedule I hereof. While unvested, the Restricted Shares are subject to repurchase by the Company pursuant to Section 2(b) below.

(b) All Unvested Shares Subject To Repurchase Upon Cessation of Employment. Except as otherwise provided on Schedule I, upon cessation of Grantee’s employment with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise), any Restricted Shares that have not, prior to the effective date of such cessation, become vested will be subject to repurchase by the Company for a purchase price equal to the lesser of (A) a pro-rata portion of the Purchase Price attributable to those unvested Restricted Shares and (B) the Fair Market Value of those unvested Restricted Shares as of the date of such cessation of employment. The Company shall exercise its right to repurchase unvested Restricted Shares by providing written notice to the Grantee at any time during the ninety (90) day period following the effective date of Grantee’s cessation of employment with the Company. In the event the Board determines in good faith that the Company does not have sufficient proceeds to exercise its repurchase right of the unvested Restricted Shares as described herein, then the Company may assign its right to repurchase such unvested Restricted Shares to any third party identified by the Board, in its sole discretion, including any Investor, as that term is defined in the Shareholders Agreement (as defined below).

3. Escrow of Shares.

(a) The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b) While the Restricted Shares remain subject to repurchase by the Company pursuant to Section 2(b) above, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(c) If any certificate is issued in respect of Restricted Shares, that certificate will be legended as described herein and held in escrow by the Company’s secretary or his or her designee. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. At such time as those Restricted Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable vesting conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Grantee for the withholding or payment of any taxes that may be due with respect to such Shares).

4. Stock Splits, etc. If, while any of the Restricted Shares remain subject to repurchase pursuant to Section 2(b) above, any of the events set forth in Section 3(c) of the Plan occurs, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Restricted Shares pursuant to the adjustment provisions of the Plan will be immediately subject to the escrow contemplated by Section 3, deposited with the escrow holder and will thereafter be included in the term “Restricted Shares” for all purposes of the Plan and this Agreement.

5. Rights of Grantee. The Grantee shall have the right to vote the Restricted Shares and to receive cash dividends or distributions with respect to the Restricted Shares.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the exercise of stock options, the vesting of the Restricted Shares or an election filed under Section 83(b) of the Code. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee has been advised by the Company that he or she is required to file an election under Section 83(b) of the Code in connection with the purchase of the Restricted Shares.

7. Additional Documents. As a condition to the effectiveness of the purchase of Restricted Shares hereunder:

(a) the Grantee is required to file timely an election under Section 83(b) of the Code, as amended, with respect to the purchase of the Restricted Shares (a form of Section 83(b) election is attached as Exhibit B);

(b) the Grantee is required to execute the “Adoption Agreement to the Second Amended and Restated Shareholders Agreement” attached as Exhibit C and thereby will become a party to, and become bound by all the terms and conditions of, the Second Amended and Restated Shareholders Agreement dated September 1, 2010 by and among the Company and its shareholders (the “Shareholders Agreement”); and

(c) the Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

8. Restriction on Transfer of Restricted Shares. Except for the escrow described in Section 3 hereof or the repurchase by the Company contemplated by Section 2(b) hereof, none of the Restricted Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become vested in accordance with Section 2 of this Agreement. Even after any of the Restricted Shares become transferable pursuant to this Agreement, they will remain subject to the transfer restrictions set forth in the Shareholders Agreement.

9. Lock-Up Agreement. The Grantee hereby agrees that in connection with any registration of the offering of any securities of the Company under the Securities of 1933, as amended (the “Securities Act”) for the account of the Company, if so requested by the Company, such Grantee shall not sell or otherwise transfer any securities of the Company during the period specified by the Board (the “Market Standoff Period”), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end or such Market Standoff Period. The provisions of this Section 9 shall be binding upon any transferee or assignee of any Shares and may be modified by the Company in accordance with the Shareholders Agreement.

10. Share Legends. All stock certificates representing the Shares shall have affixed thereto legends substantially in the following form (as may be modified by the Company in accordance with the Shareholders Agreement), in addition to any other legends required by applicable state law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO FIVE BELOW, INC., THAT SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED SEPTEMBER 1, 2010, BETWEEN FIVE BELOW, INC. AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICES OF FIVE BELOW, INC. SUCH AGREEMENT GRANTS CERTAIN RIGHTS TO FIVE BELOW, INC. (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF FIVE BELOW, INC.’S SHARES. FIVE BELOW, INC. WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

11. Withholding. By executing this Agreement, the Grantee acknowledges and agrees that the Company may withhold, in accordance with any applicable laws, from any consideration payable or property transferable to the Grantee by the Company or any of its Affiliates any taxes required to be withheld by federal, state or local law as a result of the purchase or vesting of the Restricted Shares or as a result of the election made by the Grantee pursuant to Section 83(b) of the Code. If the amount of any consideration payable to the Grantee is insufficient to pay such taxes or if no consideration is payable to the Grantee, upon the request of the Company, the Grantee will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements.

12. The Plan. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Restricted Shares subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

13. Representations and Warranties. By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a) The Restricted Shares are being acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act;

(b) No other person (other than the Grantee and the Company) has or will have a direct or indirect beneficial interest in the Restricted Shares;

(c) The Restricted Shares have not been registered or qualified under the Securities Act or any state securities laws;

(d) There is no public market for the Restricted Shares, there can be no assurance that any such market will ever develop and, therefore, the Grantee may be required to hold the Restricted Shares indefinitely;

(e) In addition to complying with other similar restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Restricted Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

(f) The Company is under no obligation to register the Restricted Shares on behalf of the Grantee or to assist the Grantee in complying with any exemption from registration.

14. General Provisions:

(a) This Agreement, together with the Plan, the Exercise Notice and the Shareholders Agreement, represent the entire agreement between the parties with respect to the purchase of the Restricted Shares and may only be modified or amended in a writing signed by both parties.

(b) Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grantee, his beneficiaries or legal representatives, and any purported assignment in violation hereof shall be null and void.

(c) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(d) The grant of Restricted Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its subsidiaries or affiliates.

(e) This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

(f) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement for Restricted Shares on the      day of             , 2010.

FIVE BELOW, INC.

By:
Name:
Title:

[INSERT NAME OF GRANTEE]

SCHEDULE I

SCHEDULE OF RESTRICTED SHARES AND VESTING SCHEDULE

Attached

Exhibit A

OPTION AGREEMENTS

Attached

A-1

Exhibit B

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:	[Insert Grantee’s name]
Address:	[insert Grantee’s address line 1]
[insert Grantee’s address line 2]
Taxpayer ID No.:	[insert grantee’s SSN]

(2) The property with respect to which the election is being made is [insert # of shares] shares (the “Restricted Shares”) of the common stock of Five Below, Inc. (the “Company”).

(3) The property was transferred on             , 2010.

(4) The taxable year in which the election is being made is the calendar year 2010.

(5) The shares will become vested as set forth in the attached Schedule I.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $6.67 per share.

(7) The taxpayer paid the amounts set forth as “Purchase Price” in the attached Schedule I.

(8) A copy of this statement with Schedule I was promptly furnished to the entity for whom the taxpayer rendered the services underlying the transfer of property.

(9) This statement is executed on the     day of             , 2010.

By:	, Taxpayer

This form and its Schedule I must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns within 30 days the transfer of the above-described property.

B-1

Exhibit C

[Adoption Agreement to Second Amended and Restated Shareholders Agreement]

C-1